UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2014

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2014, McKesson Corporation (“McKesson” or the “Company”) and its wholly-owned subsidiary, Dragonfly GmbH & Co. KGaA (“McKesson AcquiCo”), entered into (i) an amendment to the Business Combination Agreement dated October 24, 2013 (“BCA Amendment”) with Celesio AG (“Celesio”), (ii) an amended and restated Share Purchase Agreement (“SPA”) with Franz Haniel & Cie. GmbH (“Haniel”), and (iii) a Bond Purchase Agreement (“BPA”) with Elliott International, L.P., The Liverpool Limited Partnership and Elliott Capital Advisers, L.P. (“Elliott Group”).

Under the terms of the SPA, McKesson AcquiCo will unconditionally acquire from Haniel a stake comprising approximately 75.99% of the Celesio shares currently outstanding for €23.50 per share. Under the terms of the BPA, McKesson AcquiCo will unconditionally acquire from the Elliott Group 4,840 of the 7,000 convertible bonds issued by Celesio Finance B.V. in the nominal aggregate amount of €350 million due in October 2014 (ISIN DE 000A1AN5K5) and 2,180 of the 3,500 convertible bonds issued by Celesio Finance B.V in the nominal amount of €350 million due in April 2018 (ISIN DE 000A1GPH50) (together, the “Bonds”) currently outstanding. The SPA and BPA are expected to close on February 6, 2014, which will result in McKesson achieving more than 75% ownership of Celesio shares on a fully diluted basis following a conversion of the Bonds into Celesio shares. The total value of the SPA and BPA is approximately €3.7 billion (or, assuming a currency exchange ratio of $1.37/€1, approximately $5.1 billion).

The BCA Amendment adjusts the Business Combination Agreement entered into by McKesson, McKesson AcquiCo and Celesio on October 24, 2013 to reflect the new agreements entered into on January 23, 2014.

Following the execution of the SPA and BPA, McKesson AcquiCo announced the commencement of a new voluntary public tender offer for the remaining shares of Celesio (the “Tender Offer”).

McKesson intends to complete the acquisition of the Celesio shares from Haniel, the acquisition of convertible bonds from the Elliott Group and the Tender Offer (together, the “Acquisition”) by utilizing the below described senior bridge term loan and cash on hand.

The above descriptions of the SPA, the BPA and the BCA Amendment do not purport to be complete and are qualified in their entirety by reference to the executed copies of the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, on January 23, 2014 McKesson entered into a $5.5 billion 364-day unsecured Senior Bridge Term Loan Agreement (the “Bridge Loan Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders party thereto. Subject to the terms and conditions set forth in the Bridge Loan Agreement, up to two borrowings of term loans in an aggregate principal amount of up to $5.5 billion will be made available to McKesson at its request to: (i) pay the Acquisition consideration; (ii) fund additional acquisitions, if any, of Celesio shares and convertible bonds, including shares acquired in the Tender Offer; and (iii) pay transaction costs associated with the Acquisition.

The Bridge Loan Agreement contains terms substantially similar to those contained in McKesson’s existing revolving credit facility, dated as of September 23, 2011, which was filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2011 as Exhibit 10.1 to McKesson’s Quarterly Report on Form 10-Q. Similar to the revolving credit facility, borrowing under the Bridge Loan

Agreement generally bears interest based upon either a prime rate or the London Interbank Offering Rate. The Bridge Loan Agreement includes, among other terms and conditions standard for transactions of this type, limitations (subject to specified exclusions) on the ability of McKesson and its subsidiaries to create liens; engage in certain mergers and consolidations; and enter into swap contracts. In addition, the Bridge Loan Agreement requires that McKesson maintain a debt to capital ratio of no greater than 65% throughout the term of the Bridge Loan Agreement. The Bridge Loan Agreement also includes mandatory prepayment provisions requiring the prepayment of the loans and (if applicable) reductions of undrawn commitments thereunder in an amount equal to the net cash proceeds from certain issuances of equity outside the ordinary course of business, certain property loss events, certain asset sales outside the ordinary course of business and the incurrence of certain indebtedness outside the ordinary course of business.

The above description of the Company’s Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the executed copy of the agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.

The Company entered into the Bridge Loan Agreement in order to provide funds for the acquisition of Celesio shares and convertible bonds prior to the closing of the anticipated permanent financing, and to pay transaction costs associated with the Acquisition. The Company expects that it will refinance all or part of the outstanding amounts under the Bridge Loan Agreement with longer-term financing prior to the end of the Bridge Loan Agreement’s 364-day term.

Certain of the lenders party to the Bridge Loan Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 7.01	Regulation FD Disclosure.

On January 23, 2014, the Company issued a press release announcing that it had entered into agreements to purchase a majority stake in Celesio, and to launch a parallel voluntary public tender offer for the remaining publicly-traded shares of Celesio. A copy of the press release is attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Share Purchase Agreement, dated January 23, 2014, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.2	Bond Purchase Agreement, dated January 23, 2014, by and among Elliott International, L.P., The Liverpool Limited Partnership, Elliott Capital Advisers, L.P., Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.3	Amendment to the Business Combination Agreement, dated January 23, 2014, by and among Celesio AG, Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.4	Senior Bridge Term Loan Agreement, dated as of January 23, 2014, among McKesson Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

99.1	Press release issued by McKesson Corporation on January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 29, 2014

McKesson Corporation

By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Share Purchase Agreement, dated January 23, 2014, by and among Franz Haniel & Cie. GmbH, Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.2	Bond Purchase Agreement, dated January 23, 2014, by and among Elliott International, L.P., The Liverpool Limited Partnership, Elliott Capital Advisers, L.P., Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.3	Amendment to the Business Combination Agreement, dated January 23, 2014, by and among Celesio AG, Dragonfly GmbH & Co. KGaA and McKesson Corporation.

10.4	Senior Bridge Term Loan Agreement, dated as of January 23, 2014, among McKesson Corporation, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

99.1	Press release issued by McKesson Corporation on January 23, 2014.